                            STOCK PURCHASE AGREEMENT

                                      AMONG

                                 VERITEST, INC.,

              THE STOCKHOLDERS LISTED ON THE SIGNATURE PAGES HERETO

                                       AND

                     LIONBRIDGE TECHNOLOGIES HOLDINGS, INC.

                           DATED AS OF JANUARY 6, 1999

                                TABLE OF CONTENTS

                                                                                                               PAGE

ARTICLE I - DEFINITIONS...........................................................................................1

1.01.  DEFINITIONS................................................................................................1

ARTICLE II - PURCHASE AND SALE....................................................................................3

2.01.  PURCHASE AND SALE..........................................................................................3
2.02.  CLOSING....................................................................................................5

ARTICLE III - REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND SELLERS...........................................5

3.01.  CORPORATE EXISTENCE AND POWER..............................................................................6
3.02.  CORPORATE AUTHORIZATION....................................................................................6
3.03.  GOVERNMENTAL AUTHORIZATION; CONSENTS.......................................................................6
3.04.  NON-CONTRAVENTION..........................................................................................6
3.05.  CAPITALIZATION.............................................................................................6
3.06.  SUBSIDIARIES...............................................................................................7
3.07.  FINANCIAL STATEMENTS.......................................................................................7
3.08.  ABSENCE OF CERTAIN CHANGES.................................................................................7
3.09.  PROPERTY AND EQUIPMENT.....................................................................................8
3.10.  NO UNDISCLOSED MATERIAL LIABILITIES........................................................................8
3.11.  LITIGATION.................................................................................................9
3.12.  MATERIAL CONTRACTS.........................................................................................9
3.13.  INSURANCE COVERAGE.........................................................................................9
3.14.  COMPLIANCE WITH LAWS; NO DEFAULTS.........................................................................10
3.15.  FINDERS FEES..............................................................................................10
3.16.  INTELLECTUAL PROPERTY.....................................................................................10
3.17.  RECEIVABLES...............................................................................................11
3.18.  TAXES.....................................................................................................11
3.19.  EMPLOYEES.................................................................................................13
3.20.  ENVIRONMENTAL COMPLIANCE..................................................................................13
3.21.  CUSTOMERS AND SUPPLIERS...................................................................................13
3.22.   TRANSACTIONS WITH AFFILIATES.............................................................................13
3.23.  OTHER INFORMATION.........................................................................................14
3.24.  INTERCOMPANY ARRANGEMENTS.................................................................................14
3.25.  REPRESENTATIONS...........................................................................................14

ARTICLE IV - ADDITIONAL REPRESENTATIONS AND WARRANTIES OF SELLERS................................................14

4.01.  TITLE TO AND VALIDITY OF SHARES...........................................................................14
4.02.  AUTHORITY.................................................................................................14
4.03.  POWER TO ACT AS TRUSTEE OR EXECUTOR.......................................................................15

ARTICLE V - REPRESENTATIONS AND WARRANTIES OF BUYER..............................................................15

5.01.  ORGANIZATION AND EXISTENCE................................................................................15
5.02.  CORPORATE AUTHORIZATION...................................................................................15
5.03.  GOVERNMENTAL AUTHORIZATION................................................................................15

5.04.  NON-CONTRAVENTION.........................................................................................15
5.05.  FINDERS' FEES.............................................................................................15
5.06.  PURCHASE FOR INVESTMENT...................................................................................15
5.07.  LITIGATION................................................................................................15

ARTICLE VI - COVENANTS OF THE COMPANY AND SELLERS................................................................16

6.01.  CONDUCT OF THE COMPANY....................................................................................16
6.02.  ACCESS TO INFORMATION.....................................................................................16
6.03.  NOTICES OF CERTAIN EVENTS.................................................................................17
6.04.  RESIGNATIONS..............................................................................................17
6.05.  NO NEGOTIATIONS WITH THIRD PARTIES........................................................................17
6.06.  CONFIDENTIALITY...........................................................................................17
6.07.  CONTINUING DISCLOSURE.....................................................................................18
6.08 CERTAIN TAX MATTERS.........................................................................................18

ARTICLE VII - COVENANTS OF BUYER.................................................................................18

7.01 CONFIDENTIALITY.............................................................................................18
7.02 SALES AND OTHER RESOURCES...................................................................................19

ARTICLE VIII - COVENANTS OF ALL PARTIES..........................................................................19

8.01.  BEST EFFORTS..............................................................................................19
8.02.  CERTAIN FILINGS...........................................................................................19
8.03.  PUBLIC ANNOUNCEMENTS......................................................................................19
8.04  Taxes......................................................................................................19

ARTICLE IX - EMPLOYEE BENEFITS...................................................................................20

9.01.  EMPLOYEE BENEFITS DEFINITIONS.............................................................................20
9.02.  ERISA REPRESENTATIONS.....................................................................................20
9.03.  NO THIRD PARTY BENEFICIARIES..............................................................................21

ARTICLE X - CONDITIONS TO CLOSING................................................................................22

10.01.  CONDITIONS TO THE OBLIGATIONS OF EACH PARTY..............................................................22
10.02.  CONDITIONS TO OBLIGATION OF BUYER........................................................................22
10.03.  CONDITIONS TO OBLIGATION OF SELLERS......................................................................23

ARTICLE XI - SURVIVAL; INDEMNIFICATION...........................................................................23

11.01.  SURVIVAL.................................................................................................23
11.02.  INDEMNIFICATION..........................................................................................23
11.03.  PROCEDURES; NO WAIVER....................................................................................24

ARTICLE XII - TERMINATION........................................................................................25

12.01.  GROUNDS FOR TERMINATION..................................................................................25
12.02.  EFFECT OF TERMINATION....................................................................................26

ARTICLE XIII - MISCELLANEOUS.....................................................................................26

13.01.  NOTICES..................................................................................................26
13.02.  AMENDMENTS; NO WAIVERS...................................................................................27
13.03.  EXPENSES.................................................................................................27
13.04.  SUCCESSORS AND ASSIGNS...................................................................................27

13.05.  FURTHER ASSURANCES.......................................................................................28
13.06.  GOVERNING LAW............................................................................................28
13.07.  COUNTERPARTS; EFFECTIVENESS..............................................................................28
13.08.  ENTIRE AGREEMENT.........................................................................................28
13.09.  CAPTIONS.................................................................................................28
13.10.  JURISDICTION.............................................................................................28


SCHEDULES

Schedule 2.01     List of Stockholders
Schedule 3.07     Financial Statements
Schedule 3.08     Certain Changes
Schedule 3.10     Liabilities
Schedule 3.12     Material Contracts
Schedule 3.14     Permits
Schedule 3.16     Intellectual Property
Schedule 3.19     Tax Matters
Schedule 3.20     Employees
Schedule 3.22     Environmental Matters
Schedule 8.04     Section 338(h)(10) Election
Schedule 9.02     Employee Plans

                            STOCK PURCHASE AGREEMENT

     AGREEMENT dated as of January 6, 1999 among VeriTest, Inc. a California corporation (the "Company"); the shareholders of the Company listed on the signature pages hereto (collectively "Sellers" and individually a "Seller"); and Lionbridge Technologies Holdings, Inc. a Delaware corporation ("Buyer").

                              W I T N E S S E T H :

     WHEREAS, the Company owns and operates a computer products testing, compliance testing, and developer relations services business (the "Business") conducted primarily in the United States;

     WHEREAS, Buyer wishes to acquire the Company from Sellers by purchasing all of the outstanding capital stock of the Company from Sellers (the "Shares"), upon the terms and subject to the conditions hereinafter set forth; and

     WHEREAS, each Seller desires to sell to Buyer all of the Shares owned by such Seller;

     NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements herein contained, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

     1.01. DEFINITIONS. (a) The following terms, as used herein, have the following meanings:

          "AFFILIATE" means, with respect to any Person, any Person directly or indirectly controlling, controlled by, or under common control with such Person.

          "ANCILLARY AGREEMENTS" means the Employment Agreement substantially in the form attached hereto as EXHIBIT A, the Non-Disclosure and Developments Agreement substantially in the form attached hereto as EXHIBIT B, the Non-Competition Agreement substantially in the form attached hereto as EXHIBIT C, each to be entered into by Buyer with each Seller.

          "BALANCE SHEET" means the unaudited balance sheet of the Company as of December 31, 1998 referred to in Section 3.07.

          "BALANCE SHEET DATE" means December 31, 1998.

          "BUYER STOCK" means the common stock, $.01 par value per share, of Buyer.

          "BUYER'S COUNSEL" means the law firm of Testa, Hurwitz & Thibeault, LLP, Boston, Massachusetts.

          "CLOSING DATE" means the date of the Closing.

          "COMMON STOCK" means the common stock, no par value per share, of the Company.

          "COMPANY'S PROPRIETARY RIGHTS" means all Proprietary Rights which are owned or licensed by the Company or any Affiliate of the Company and used or held for use by the Company.

          "FUNCTIONAL LOCALIZATION TESTING" means re-testing of functions after a computer product has been localized to determine if errors have been introduced during the localization process.

          "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest, restriction or encumbrance of any kind in respect of such asset.

          "LINGUISTIC TESTING" means testing to determine if the task of product localization has been performed to an acceptable standard and if a translation is of sufficiently high quality and acceptable to a user fluent in the particular language for which the product has been localized.

          "MATERIAL ADVERSE CHANGE" means a material adverse change in the business, assets, condition (financial or otherwise), results of operations or prospects of the Company.

          "MATERIAL ADVERSE EFFECT" means a material adverse effect on the business, assets, condition (financial or otherwise), results, operations or prospects of the Company.

          "1934 ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

          "NOTE" means a promissory note issued by Buyer to each of the Sellers in substantially the form of EXHIBIT D attached hereto.

          "PERSON" means an individual, corporation, partnership, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

          "PROPRIETARY RIGHTS" means all (A) patents, patent applications, patent disclosures and all related continuation, continuation-in-part, divisional, reissue, re-examination, utility, model, certificate of invention and design patents, patent applications, registrations and applications for registrations, (B) trademarks, service marks, trade dress, logos, trade names, service names and corporate names and registrations and applications for registration thereof, (C) copyrights and registrations and applications for registration thereof, (D) mask works and registrations and applications for registration thereof, (E) computer software, data and documentation, (F) trade secrets and confidential business information, whether patentable or nonpatentable and whether or not reduced to practice, know-how, manufacturing and product processes and techniques, research and development information, copyrightable works, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information, (G) other proprietary rights relating to any of the foregoing (including without limitation associated goodwill and remedies against infringements thereof and rights of protection of an interest therein under the laws of all jurisdictions) and (H) copies and tangible embodiments thereof.

          "SELLERS' COUNSEL" means the law firm of Bryan Cave LLP, Santa Monica, California.

          Phrases such as "TO THE BEST OF SELLERS' KNOWLEDGE" and phrases of similar import shall mean to the actual knowledge of each of Steven Nemzer and Marc Porter Zasada.

          "SUBSIDIARY" means any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are owned directly or indirectly by the Company.

          "TOTAL REVENUES" means the total revenues derived from computer products testing, compliance testing, and developer relations services provided by the Company and/or the Buyer and determined in accordance with generally accepted accounting principles; PROVIDED, HOWEVER, that Total Revenues shall not include those revenues derived from other Persons acquired by the Buyer subsequent to the Closing Date unless either Seller devotes in excess of ten percent (10%) of his employment time to conducting the business of such Person, nor shall it include revenues derived from the Functional Localization Testing or Linguistic Testing services conducted by the Buyer.

          (b) Each of the following terms is defined in the Section set forth opposite such term:

                  TERM                                        SECTION
                  Benefit Arrangement                         9.01
                  Closing                                     2.02
                  Code                                        3.19
                  Company Securities                          3.05
                  Damages                                     11.02
                  Employee Plans                              9.01
                  ERISA                                       9.01
                  ERISA Affiliate                             9.01
                  Financial Statements                        3.07
                  Indemnified Party                           11.02
                  Indemnifying Party                          11.02
                  Multiemployer Plan                          9.01
                  Purchase Price                              2.01
                  Permit                                      3.14

                                   ARTICLE II

                                PURCHASE AND SALE

     2.01. PURCHASE AND SALE. (a) Upon the terms and subject to the conditions of this Agreement, each Seller, severally but not jointly, shall sell to Buyer, and Buyer shall purchase from each such Seller, at the Closing, that number of Shares as is set forth opposite such Seller's name on SCHEDULE 2.01. The aggregate purchase price (the "Purchase Price") for the Shares is as follows:

          (i) $3,260,000 in cash;

          (ii) 100,000 shares of Buyer Stock;

          (iii) Notes in the aggregate principal amount of $750,000; and

          (iv) the 1999 Earn-Out Payment and the 2000 Earn-Out Payment (both as defined below).

The Purchase Price (other than the 1999 Earn-Out Payment, and the 2000 Earn-Out Payment) shall be paid as provided in Section 2.02.

          (b) If Total Revenues for the year ending December 31, 1999 ("Fiscal 1999") exceed $5,000,000, Sellers shall receive a payment calculated as follows (the "1999 Earn-Out Payment"):

          (i) forty-five percent (45%) of the first $1,000,000 of Fiscal 1999 Total Revenues in excess of $5,000,000; plus

          (ii) ten percent (10%) of the amount by which Fiscal 1999 Total Revenues exceed $6,000,000;

PROVIDED, HOWEVER, that the 1999 Earn-Out Payment shall not exceed $500,000.

          (c) If Total Revenues for the year ending December 31, 2000 ("Fiscal 2000") exceed $7,500,000, Sellers shall receive a payment (the "2000 Earn-Out Payment") equal to one-third (1/3) of the amount by which Fiscal 2000 Total Revenues exceed $7,500,000; PROVIDED, HOWEVER, that the 2000 Earn-Out Payment shall not exceed $500,000.

          (d) Any 1999 Earn-Out Payment and 2000 Earn-Out Payment shall be paid to Sellers within thirty (30) days after Buyer's independent public accountants have issued their report on Buyer's audited financial statements for such period. Each Seller shall receive one-half (1/2) of any such payments made by Buyer. Within ten (10) days of receiving such report, Buyer shall deliver a copy of a report to each of the Sellers detailing the calculation of the Fiscal 1999 Earn-Out Payment or Fiscal 2000 Earn-Out Payment, as the case may be. Sellers will have fifteen (15) days from receipt of such report to contest in writing to Buyer (the "Objection Notice") a calculation of the Fiscal 1999 Earn-Out Payment or the Fiscal 2000 Earn-Out Payment which they believe in good faith to be inaccurate. Should Sellers issue an Objection Notice, Buyer shall provide Sellers with reasonable access to the supporting information for such calculations. Buyer and Sellers shall use their best efforts to reach agreement on the disputed amount. If Buyer and Sellers are unable to reach such agreement within twenty (20) days of receipt of the Objection Notice by Buyer, the parties agree to cause independent accountants of nationally recognized standing reasonably satisfactory to Sellers and Buyer (who shall not have a material relationship with Sellers or Buyer) promptly to review this Agreement and the disputed amounts. Such independent public accountants shall deliver to Sellers and Buyer, as promptly as practicable, a reporting setting forth the calculation of the disputed amount. Such report shall be final and binding upon the parties hereto. The cost of such review and report shall be borne by Sellers; PROVIDED HOWEVER, Buyer shall bear all the expenses associated with such review if the final Fiscal 1999 Earn-Out Payment or Fiscal 2000 Earn-Out Payment, as the case may be, exceeds Buyer's original calculation of such amount by more than five percent (5%) of such original calculation.

                  (e) In the event that either of the Sellers is terminated without Cause (as defined in the

Employment Agreement) or terminates his employment for Good Reason (as defined in the Employment Agreement) prior to January 1, 2000, such terminated Seller shall receive, without regard to Fiscal 1999 Total Revenues or Fiscal 2000 Total Revenues, $250,000 in full satisfaction of such Seller's rights to receive the 1999 Earn-Out Payment and $250,000 in full satisfaction of such Seller's rights to receive the 2000 Earn-Out Payment. Each of such payments shall be made upon the earlier to occur of (a) April 30, 2000 (with respect to the 1999 Earn-Out Payment) or April 30, 2001 (with respect to the 2000 Earn-Out Payment) and (b) thirty (30) days after Buyer's independent public accountants have issued their report on Buyer's audited financial statements for Fiscal 1999 (with respect to payment of the 1999 Earn-Out Payment) or Fiscal 2000 (with respect to payment of the 2000 Earn-Out Payment), as the case may be.

          (f) In the event that either of the Sellers is terminated without Cause or terminates his employment for Good Reason prior to January 1, 2001 and after December 31, 1999, such terminated Seller shall receive, without regard to Fiscal 2000 Total Revenues, $250,000 in full satisfaction of such terminated Seller's rights to receive the Fiscal 2000 Earn-Out Payment. Such payment shall be made upon the earlier to occur of (a) April 30, 2001 and (b) thirty (30) days after Buyer's independent public accountants have issued their report on Buyer's audited financial statements for Fiscal 2000.

     2.02. CLOSING. The closing (the "Closing") of the purchase and sale of the Shares hereunder shall take place at the offices of Buyer's Counsel in Boston, Massachusetts on or prior to January 8, 1999, or at such other time or place as Buyer and Sellers may agree. At the Closing,

          (a) Buyer shall deliver to Sellers $3,260,000 by wire transfer to accounts designated by Sellers written notice to Buyer not later than two business days prior to the Closing Date.

          (b) Buyer shall deliver to Sellers certificates for the Buyer Stock, registered in the names of Sellers for the number of shares shown in SCHEDULE 2.01.

          (c) Buyer shall deliver to Sellers the Notes in the aggregate principal amount of $750,000.

          (d) Sellers shall deliver to Buyer certificates for the Shares duly endorsed or accompanied by stock powers duly endorsed in blank, with any required transfer stamps affixed thereto.

          (e) Buyer and Sellers shall enter into the Ancillary Agreements.

          (f) The Company and Sellers shall deliver to Buyer revised schedules, if any, to this Agreement updating the information shown thereon to the Closing Date.

          (g) The parties shall execute and deliver any other instruments, documents and certificates that are required to be delivered pursuant to this Agreement or as may be reasonably requested by any party in order to consummate the transactions contemplated by this Agreement.

                                   ARTICLE III

                        REPRESENTATIONS AND WARRANTIES OF
                             THE COMPANY AND SELLERS

     The Company and each Seller hereby jointly and severally represent and warrant to Buyer as of the date hereof and as of the Closing Date that each of the following statements is true and correct, except as disclosed in any Schedule hereto. The disclosures in any Schedule hereto shall qualify every other section of this Agreement to the extent it is reasonably clear from a reading of such Schedule that the disclosure therein is applicable to such other sections.

     3.01. CORPORATE EXISTENCE AND POWER. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities make such qualification necessary, except for those jurisdictions where failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect. The Company has heretofore delivered to Buyer true and complete copies of the corporate charter and bylaws of the Company as currently in effect.

     3.02. CORPORATE AUTHORIZATION. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby are within the Company's corporate powers and have been duly authorized by all necessary corporate action on the part of the Company. This Agreement constitutes a valid and binding agreement of the Company.

     3.03. GOVERNMENTAL AUTHORIZATION; CONSENTS. (a) The execution, delivery and performance by the Company and Sellers of this Agreement require no action by or in respect of, or filing with, any governmental body, agency, official or authority.

          (b) Except as set forth on SCHEDULE 3.03(b), no consent, approval, waiver or other action by any Person (other than any governmental body, agency, official or authority referred to in Section 3.03(a) above) under any contract, agreement, indenture, lease, instrument or other document to which the Company is a party or by which the Company is bound is required or necessary for the execution, delivery and performance of this Agreement by the Company or the consummation of the transactions contemplated hereby.

     3.04. NON-CONTRAVENTION. The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) contravene or conflict with the corporate charter or bylaws of the Company, (ii) assuming compliance with the matters referred to in Section 3.03(a), contravene or conflict with or constitute a violation of any material provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to the Company; (iii) assuming the receipt of all required consents, constitute a default under or give rise to any right of termination, cancellation or acceleration of any right or obligation of the Company or to a loss of any material benefit to which the Company is entitled under any provision of any agreement, contract or other instrument binding upon the Company or any permit held by the Company or (iv), assuming the receipt of all required consents, result in the creation or imposition of any Lien on any asset of the Company.

     3.05. CAPITALIZATION. The authorized capital stock of the Company consists of 100,000 shares of common stock, no par value. As of the date hereof, there were outstanding 10,000 shares of common stock of the Company. All outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and are owned by Sellers as shown on SCHEDULE 2.01. Except as set forth in this Section 3.05, there are no outstanding (i) shares of capital stock, other securities or phantom or other equity interests of the Company,
(ii) securities of the Company convertible into or exchangeable for shares of capital stock or other securities of the Company or (iii) options or other rights to acquire from the Company any capital stock, other securities or phantom or other equity interests of the Company (the items in clauses (i), (ii) and (iii) being referred to collectively as the "Company Securities"). There are no outstanding obligations of the Company, actual or contingent, to issue or deliver or to repurchase, redeem or otherwise acquire any Company Securities.

     3.06. SUBSIDIARIES. The Company does not have and never has had any Subsidiaries or any ownership or equity interest in or control of (direct or indirect) any other Person.

     3.07. FINANCIAL STATEMENTS. The Company has previously furnished Buyer with a true and complete copy of (i) the balance sheet of the Company as of December 31, 1998 and (ii) the balance sheet of the Company at December 31, 1997, the statements of operations, cash flows and changes in stockholders' equity of the Company for the fiscal year ended December 31, 1997, as reviewed by Markman/Brecker Associates (collectively, the "Financial Statements" which are attached hereto as SCHEDULE 3.07). Each of the balance sheets included in the Financial Statements fairly presents in all material respects the financial position of the Company as of its date, and the other statements included in the Financial Statements fairly present in all material respects the results of operations, cash flows and stockholders' equity, as the case may be, of the Company for the periods therein set forth.

     3.08. ABSENCE OF CERTAIN CHANGES. Since the Balance Sheet Date, except as reflected in the Financial Statements or in SCHEDULE 3.08, the Company has conducted its business in the ordinary course consistent with past practices and there has not been:

          (a) any Material Adverse Change or any event, occurrence, development or state of circumstances or facts which could reasonably be expected to result in a Material Adverse Change;

          (b) any declaration, setting aside or payment of any dividend or other distribution with respect to any Company Securities or any repurchase, redemption or other acquisition by the Company of any outstanding shares of capital stock or other securities of, or other ownership interests in, the Company;

          (c) any amendment of any outstanding security of the Company;

          (d) any incurrence, assumption or guarantee by the Company of any indebtedness for borrowed money (other than in the ordinary course of business and in amounts and on terms consistent with past practices);

          (e) any creation or assumption by the Company of any material Lien on any asset;

          (f) any making of any loan, advance or capital contributions to or investment in any Person;

          (g) any damage, destruction or other casualty loss (whether or not covered by insurance) affecting the business or assets of the Company which, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect;

          (h) any transaction or commitment made, or any contract or agreement entered into, by the Company relating to its assets or business (including the acquisition or disposition of any assets) or any relinquishment by the Company of any contract or other right, in either case, material to the Company, other than transactions and commitments in the ordinary course of business consistent with past practices and those contemplated by this Agreement;

          (i) any change in any method of accounting or accounting practice by the Company;

          (j) any (i) grant of any severance or termination pay to any director, officer or employee of the Company, (ii) entering into of any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director, officer or employee of the Company, (iii) change in benefits payable under existing severance or termination pay policies or employment agreements or (iv) change in compensation, bonus or other benefits payable to directors, officers or employees of the Company; or

          (k) any labor dispute, other than routine individual grievances, or any activity or proceeding by a labor union or representation thereof to organize any employees of the Company, which employees were not subject to a collective bargaining agreement at the Balance Sheet Date, or any lockouts, strikes, slowdowns, work stoppages or threats thereof by or with respect to any employees of the Company.

     3.09. PROPERTY AND EQUIPMENT. (a) The Company has good and valid title to, or in the case of leased property has valid leasehold interests in, all property and assets (whether real or personal, tangible or intangible) reflected on the Balance Sheet or acquired after the Balance Sheet Date. None of such properties or assets is subject to any Liens, except:

          (i) Liens disclosed on the Balance Sheet; or

          (ii) Liens which do not materially detract from the value of such property or assets as now used, or materially interfere with any present or intended use of such property or assets.

          (b) There are no developments affecting any of such properties or assets pending, or to the knowledge of the Company and Sellers, threatened, which might materially detract from the value of such property or assets, materially interfere with any present or intended use of any such property or assets or materially adversely affect the marketability of such property or assets.

          (c) To the best of Sellers' knowledge, the equipment owned by the Company has no material defects, is in good operating condition and repair (ordinary wear and tear excepted), and is substantially adequate for the uses to which it is being put.

          (d) The assets owned or leased by the Company, or which it otherwise has the right to use, constitute all of the assets held for use or used in connection with the business of the Company and are generally adequate to conduct such business as currently conducted.

     3.10. NO UNDISCLOSED MATERIAL LIABILITIES. There are no material liabilities of the Company of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and, to the best of Sellers' knowledge, there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability, other than:

          (i) liabilities disclosed or provided for in the Balance Sheet; and

          (ii) liabilities incurred in the ordinary course of business consistent with past practice since the Balance Sheet Date, which in the aggregate are not material to the Company.

     3.11. LITIGATION. Except as set forth in SCHEDULE 3.11, there is no action, suit, investigation or proceeding pending against, or to the knowledge of the Sellers, threatened against or affecting, the Company or any of its properties or the transactions contemplated hereby before any court or arbitrator or any governmental body, agency, official or authority, nor, to the knowledge of the Sellers, is there any basis therefor.

     3.12. MATERIAL CONTRACTS. (a) Except for agreements, contracts, plans, leases, arrangements or commitments disclosed in SCHEDULE 3.12 or any other schedule to this Agreement, the Company is not a party to or subject to:

          (i) any lease providing for annual rentals of $10,000 or more;

          (ii) any contract for the purchase of materials, supplies, goods, services, equipment or other assets providing for annual payments by the Company of $10,000 or more;

          (iii) any sales, distribution or other similar agreement providing for the sale by the Company of materials, supplies, goods, services, equipment or other assets providing for annual payments in 1998 or thereafter to the Company of $25,000 or more;

          (iv) any partnership, joint venture or other similar contract, arrangement or agreement;

          (v) any contract relating to indebtedness for borrowed money or the deferred purchase price of property (whether incurred, assumed, guaranteed or secured by any asset), except contracts relating to indebtedness incurred in the ordinary course of business in an amount not exceeding $5,000;

          (vi) any license agreement, franchise agreement or agreement in respect of similar rights granted to or held by the Company;

          (vii) any agency, dealer, sales representative or other similar agreement;

          (viii) any contract or other document that limits the freedom of the Company to compete in any line of business or with any Person or in any area or which would so limit the freedom of the Company after the Closing Date; or

          (ix) any other contract or commitment not made in the ordinary course of business that is material to the Company.

          (b) Each agreement, contract, plan, lease, arrangement and commitment disclosed in any schedule to this Agreement or required to be disclosed pursuant to Section 3.12(a) is a valid and binding agreement of the Company and is in full force and effect, except as may be limited by bankruptcy and other laws affecting creditors' rights generally, and by general principles of equity (whether considered in a proceeding in equity or at law), and neither the Company nor, to the knowledge of the Company and Sellers, any other party thereto is in default in any material respect under the terms of any such agreement, contract, plan, lease, arrangement or commitment.

     3.13. INSURANCE COVERAGE. The Company has furnished to Buyer a list of, and true and complete copies of, all insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of the Company. There is no claim by the Company pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums payable under all such policies and bonds have been paid and the Company is otherwise in full compliance with the terms and conditions of all such policies and bonds. Such policies of insurance and bonds (or other policies and bonds providing substantially similar insurance coverage) have been in effect since January 1, 1997 and remain in full force and effect. The Company and Sellers do not know of any threatened termination of, or any material premium increase with respect to, any of such policies or bonds.

     3.14. COMPLIANCE WITH LAWS; NO DEFAULTS. (a) The Company is not in violation of, and has not violated, any applicable provisions of any laws, statutes, ordinances or regulations.

          (b) SCHEDULE 3.14 correctly describes each license and permit (a "Permit") material to the business of the Company, together with the name of the governmental agency or entity issuing such license or permit. Such licenses and permits are valid and in full force and effect, and none of such licenses or permits will be terminated or impaired or become terminable as a result of the transactions contemplated hereby.

          (c) The Company is not in default under, and no condition exists that with notice or lapse of time or both would constitute a default under, (i) any mortgage, loan agreement, indenture or evidence of indebtedness for borrowed money to which the Company is a party or by which the Company or any material amount of its assets is bound or (ii) any judgment, order or injunction of any court, arbitrator or governmental body, agency, official or authority.

     3.15. FINDERS FEES. There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Sellers or the Company who might be entitled to any fee or commission from Buyer, the Company or any of their respective Affiliates upon consummation of the transactions contemplated by this Agreement.

     3.16. INTELLECTUAL PROPERTY. (a) SCHEDULE 3.16 includes a list of all of the Company's patents, copyrights, trademarks, trade names and service marks, and all pending applications for any of the foregoing, including the jurisdictions by or in which such right has been issued or registered. The Company does not license any of its Proprietary Rights to any third party and is not subject to or bound by any agreements providing for the payment of any royalty. The Company has sufficient right, title, and interest in, or license to, its Proprietary Rights to conduct its business as presently conducted.

          (b)(i) The Company has not been sued or charged in writing with or been a defendant in any claim, suit, action or proceeding relating to its business that has not been finally terminated prior to the date hereof and that involves a claim of infringement of any patents, trademarks, service marks or copyrights, and (ii) the Company and Sellers have no knowledge of any other claim or infringement by the Company, and no knowledge of any continuing infringement by any other Person of any of the

Company's Proprietary Rights. No Company Proprietary Right is subject to any outstanding order, judgment, decree, stipulation or agreement restricting the use thereof by the Company or restricting the licensing thereof by the Company to any Person. Except in the ordinary course of business or as set forth in
SCHEDULE 3.16(b), the Company has not entered into any agreement to indemnify any other Person against any charge of infringement of any patent, trademark, service mark or copyright.

          (c) None of the processes and formulae, research and development results and other know-how of the Company, the value of which to the Company is contingent upon maintenance of the confidentiality thereof, has been disclosed by the Company to any Person other than Persons that are parties to confidentiality agreements with the Company.

          (d) To the knowledge of the Company and Sellers, no third party has asserted any claim, or has any reasonable basis to assert any valid claim, against the Company with respect to (i) the continued employment by, or association with, the Company of any of the present officers, employees of or consultants to the Company or (ii) the use by the Company or any of such Persons in connection with their activities for or on behalf of the Company of any information which the Company or any of such Persons would be prohibited from using under any prior agreements or arrangements or any laws applicable to unfair competition, trade secrets or proprietary information.

     3.17. RECEIVABLES. All accounts, notes receivable and other receivables (other than receivables collected since the Balance Sheet Date) reflected on the Balance Sheet are, and all accounts and notes receivable of the Company at the Closing Date will be, valid and genuine, subject to normal and customary trade discounts, less any reserves for doubtful accounts recorded on the Balance Sheet. To the best of Sellers' knowledge, there are no defenses to the collectibility of any such receivables. All accounts, notes receivable and other receivables of the Company at the Balance Sheet Date have been included in the Balance Sheet.

     3.18. TAXES. (a) The term "Taxes" as used herein means all federal, state, local, foreign net income, alternative or add-on minimum tax, estimated, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, capital profits, lease, service, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit taxes, customs, duties and other taxes, governmental fees and other like assessments and charges of any kind whatsoever, together with all interest, penalties, additions to tax and additional amounts with respect thereto, and the term "Tax" means any one of the foregoing Taxes. The term "Tax Returns" as used herein means all returns, declarations, reports, claims for refund, information statements and other documents relating to Taxes, including all schedules and attachments thereto, and including all amendments thereof, and the term "Tax Return" means any one of the foregoing Tax Returns. The term "Code" means the Internal Revenue Code of 1986, as amended.

          (b) The Company has timely filed all Tax Returns required to be filed and has paid all Taxes owed (whether or not shown as due on such Tax Returns), including, without limitation, all Taxes which the Company is obligated to withhold for amounts owing or paid to employees, creditors and third parties. All Tax Returns filed by the Company were complete and correct in all material respects, and such Tax Returns appropriately reflected the facts regarding the income, business, assets, liabilities, operations, activities, status and other matters of the Company and any other information required to be shown thereon. None of the Tax Returns filed by the Company or Taxes payable by the Company have been the subject of an audit, action, suit, proceeding, claim, examination, deficiency or assessment by any governmental authority, and no such audit, action, suit, proceeding, claim, examination, deficiency or assessment is currently pending or, to the knowledge of the Company, threatened. The Company is not currently the beneficiary of any extension of time within which to file any Tax Return, and the Company has not waived any statute of limitation with respect to any Tax or agreed to any extension of time with respect to a Tax assessment or deficiency. None of the Tax Returns filed by the Company contain a disclosure statement under former Section 6661 of the Code or Section 6662 of the Code (or any similar provision of state, local or foreign Tax law). The Company is not a party to any Tax sharing agreement or similar arrangement. The Company has never been a member of a group filing a consolidated federal income Tax Return, and the Company does not have any liability for the Taxes of any Person (other than the Company) under Treasury Regulation Section 1.1502-6 (or any corresponding provision of state, local or foreign Tax law), as a transferee or successor, by contract, or otherwise.

          (c) The Company is not a party to any agreement, contract, arrangement or plan that has resulted or would result, separately or in the aggregate, in the payment of (i) any "excess parachute payments" within the meaning of Section 280G of the Code (without regard to the exceptions set forth in Sections 280G(b)(4) and 280G(b)(5) of the Code) or (ii) any amount for which a deduction would be disallowed or deferred under Section 162 or Section 404 of the Code. The Company has not agreed to make any adjustment under Section 481(a) of the Code (or any corresponding provision of state, local or foreign law) by reason of a change in accounting method or otherwise. The Company does not have and has not had a permanent establishment in any foreign country, as defined in any applicable Tax treaty or convention between the United States and such foreign country. No portion of the Purchase Price is subject to the Tax withholding provisions of Section 3406 of the Code, or of Subchapter A of Chapter 3 of the Code or of any other provision of law. No claim has ever been made by a Tax Authority in a jurisdiction where the Company does not file Tax Returns that it is or may be subject to Tax in that jurisdiction. None of the shares of outstanding capital stock of the Company are subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code. SCHEDULE 3.18 sets forth the Company's adjusted Tax basis in each of its assets for which such adjusted tax basis exceeds $25,000.

          (d) There are no liens for Taxes (other than for ad valorem Taxes not yet due and payable) upon the assets of the Company. The unpaid Taxes of the Company did not, as of the Balance Sheet Date, exceed the reserve for actual Taxes (as opposed to any reserve for deferred Taxes established to reflect timing differences between book and Tax income) as shown on the Balance Sheet, and will not exceed such reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company in filing their Tax Returns (taking into account any Taxes incurred as a result of the transactions contemplated by this Agreement). The Company is not a party to any joint venture, partnership, or other arrangement or contract which could be treated as a partnership for federal income tax purposes.

          (e) The Company has never filed a consent pursuant to Section 341(f) of the Code, relating to collapsible corporations. The Company and its shareholders made (i) a valid election for the Company to be treated as an "S corporation", as that term is defined in Section 1361(a) of the Code, for federal income tax purposes and (ii) a similar valid election under the laws of the State of California or any other applicable governmental authority, and all of such elections will be in effect at the Effective Time. An election under
Section 1362(a) of the Code has been in effect with respect to the Company and any predecessor corporation (within the meaning of Section 1374(c) of the Code) for each of its taxable years. SCHEDULE 3.18(e) lists each such election and a true copy of each such election is attached thereto; to the best knowledge of the Sellers, there are no grounds for the revocation of any such election and no such election will be revoked retroactively or otherwise except at the Closing Date by reason of the transactions contemplated by this Agreement. Except as set forth on SCHEDULE 3.18(e), the Company has been an S corporation at all times since its inception through the date hereof. Neither the Company nor any of its shareholders has taken any action that would cause, or would result in, the termination of the S corporation status of the Company, other than pursuant to this Agreement. No Tax will be imposed under Section 1374 of the Code or any corresponding provisions of the laws of the State of California or any other applicable governmental authority as a result of the transactions contemplated by this Agreement. Immediately prior to the Closing, Sellers will be "S corporation shareholders" within the meaning of Treasury Regulation Section 1.338(h)(10)-1(d)(iii).

          (f) The Company's shareholders have timely filed all Tax Returns with respect to Taxes required to be paid attributable to items of income, gain, deductions, losses and credits of the Company, and have timely paid all such Taxes shown on such Tax Returns. There has not been any audit of any Tax Return filed by a shareholder of the Company with respect to, or which may relate to, items of income, gain, deduction, loss or credit of the Company; and no such audit of any shareholder of the Company is in progress and such shareholders have not been notified by any taxing authority that any such audit is contemplated or pending.

     3.19. EMPLOYEES. SCHEDULE 3.19 sets forth a true and complete list of (a) the names, titles, annual salaries and other compensations of all employees of the Company whose annual base salary exceed $35,000 and (b) the wage rates for non-salaried employees of the Company (by classification). None of such employees and no other key employee of the Company has indicated to the Company or a Seller that he intends to resign or retire as a result of the transactions contemplated by this Agreement or otherwise.

     3.20. ENVIRONMENTAL COMPLIANCE. Except as set forth in SCHEDULE 3.20, and except in all cases as, in the aggregate, have not had and could not reasonably be expected to have a Material Adverse Effect, the Company: (i) has obtained all approvals which are required to be obtained under all applicable federal, state, foreign or local laws or any regulation, code, plan, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, or hazardous or toxic materials or wastes into ambient air, surface water, ground water, or land or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants or hazardous or toxic materials or wastes by the Company or its agents ("Environmental Laws"); (ii) is in compliance in all material respects with all terms and conditions of such required approvals, and also is in compliance in all material respects with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in applicable Environmental Laws; (iii) as of the date hereof, is not aware of nor has received notice of any past or present violations of Environmental Laws or any event, condition, circumstance, activity, practice, incident, action or plan which is reasonably likely to interfere with or prevent continued compliance with or which would give rise to any material common law or statutory liability, or otherwise form the basis of any material claim, action, suit or proceeding, against the Company based on or resulting from the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling, or the emission, discharge or release into the environment, of any pollutant, contaminant or hazardous or toxic material or waste; and (iv) has taken all actions necessary under applicable Environmental Laws to register any products or materials required to be registered by the Company (or any of their respective agents) thereunder.

     3.21. CUSTOMERS AND SUPPLIERS. Since January 1, 1998, neither the Company nor the Sellers have received any notice from the sponsor of any of the Company's current logo or compliance testing programs that such sponsor has stopped or intends to stop purchasing the Company's products or services, except that Microsoft has informed the Company that it intends to halt testing in connection with the discontinuance of MS Office Compatible.

     3.22. TRANSACTIONS WITH AFFILIATES. There are no loans, leases, royalty agreements or other continuing transactions of a similar nature between the Company and any Seller, any Affiliate of any Seller, or any member of any Seller's family. To the knowledge of the Company and Sellers, none of the officers or directors of the Company or Sellers (a) has any material direct or indirect interest in any entity which does business with the Company; (b) has any direct or indirect interest in any property, asset or right which is used by the Company in the conduct of its business; or (c) has any contractual relationship with the Company other than such relationships which occur from being an officer, director or stockholder of the Company.

     3.23. OTHER INFORMATION. Neither this Agreement nor the Schedules hereto prepared by Sellers contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein not misleading.

     3.24. INTERCOMPANY ARRANGEMENTS. The Company does not own any note, bond, debenture or other indebtedness, or is not otherwise a creditor, of any Seller or any of its Affiliates. Since the Balance Sheet Date, there has not been any payment by the Company to any Seller or any of its Affiliates, charge by any Seller or any of its Affiliates to the Company or other transaction between the Company and a Seller or any of its Affiliates, except in any such case in the ordinary course of business of the Company consistent with past practice.

     3.25. REPRESENTATIONS. Each of the joint representations and warranties of the Company and Sellers contained in this Agreement is true and correct in all material respects.

                                   ARTICLE IV

                           ADDITIONAL REPRESENTATIONS
                            AND WARRANTIES OF SELLERS

     Each Seller, severally but not jointly, represents and warrants to, and agrees with, Buyer as follows:

     4.01. TITLE TO AND VALIDITY OF SHARES. Such Seller now has, and on the Closing Date will have, good and valid title to and unrestricted power to vote and sell (such sale being subject to applicable securities laws) the Shares designated as owned by such Seller opposite such Seller's name on SCHEDULE 2.01, free and clear of any Lien and, upon purchase and payment therefor and delivery to Buyer thereof in accordance with the terms of this Agreement, Buyer will obtain good and valid title to such Shares free and clear of any Lien. All Shares owned by such Seller have been duly authorized and validly issued and are fully paid and non-assessable. All Shares to be sold by such Seller are registered in the name of such Seller.

     4.02. AUTHORITY. Such Seller has the legal power, right and authority to enter into and perform this Agreement, and to perform each of his obligations hereunder. The execution, delivery and performance of this Agreement by such Seller (a) require no action by or in respect of, or filing with, or consent of, any governmental body, agency or official or any other Person and (b) do not contravene, or constitute a default under, any provision of applicable law or regulation or of any agreement, judgment, injunction, order, decree or any other instrument binding upon such Seller. This Agreement has been duly executed and delivered by such Seller and constitutes a valid and binding obligation of such Seller, enforceable in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws from time to time in effect that affect creditors' rights generally, and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

     4.03. POWER TO ACT AS TRUSTEE OR EXECUTOR. If such Seller is serving as trustee or executor with respect to its Shares, such Seller is duly authorized and empowered by the instruments creating such trust or trusts or by the will of which such Seller is acting as executor and under applicable law to enter into this Agreement with respect to the Shares held by such Seller and to consummate the transactions contemplated herein.

                                    ARTICLE V

                     REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer hereby represents and warrants to the Company and Sellers that:

     5.01. ORGANIZATION AND EXISTENCE. Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

     5.02. CORPORATE AUTHORIZATION. The execution, delivery and performance by Buyer of this Agreement and the Ancillary Agreements and the consummation by Buyer of the transactions contemplated hereby are within the corporate powers of Buyer and have been duly authorized by all necessary corporate action on the part of Buyer. This Agreement constitutes a valid and binding agreement of Buyer. The Notes, when executed and delivered, will constitute a valid and binding obligation of Buyer.

     5.03. GOVERNMENTAL AUTHORIZATION. The execution, delivery and performance by Buyer of this Agreement require no action by or in respect of, or filing with, any governmental body, agency, official or authority.

     5.04. NON-CONTRAVENTION. The execution, delivery and performance by Buyer of this Agreement do not and will not (i) contravene or conflict with the corporate charter or bylaws of Buyer or (ii) contravene or conflict with any provision of any law, regulation, judgment, injunction, order or decree binding upon Buyer.

     5.05. FINDERS' FEES. There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Buyer who might be entitled to any fee or commission from the Company or any or any Affiliate thereof upon consummation of the transactions contemplated by this Agreement.

     5.06. PURCHASE FOR INVESTMENT. Buyer is purchasing the Shares for investment for its own account and not with a view to, or for sale in connection with, any distribution thereof.

     5.07. LITIGATION. There is no action, suit, investigation or proceeding pending against, or to the knowledge of Buyer, threatened against or affecting, Buyer before any court or arbitrator or any governmental body, agency or official which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated hereby.

                                   ARTICLE VI

                      COVENANTS OF THE COMPANY AND SELLERS

     The Company and each Seller agree that:

     6.01. CONDUCT OF THE COMPANY. From the date hereof until the Closing Date, the Company shall conduct its business in the ordinary course consistent with past practices and use its best efforts to preserve intact its business organization and relationships with third parties and to keep available the services of its present officers and employees. Without limiting the generality of the foregoing, from the date hereof until the Closing Date, the Company will not:

          (a) adopt or propose any change in its corporate charter or bylaws;

          (b) merge or consolidate with any other Person or acquire a material amount of assets of any other Person;

          (c) sell, lease, license or otherwise dispose of any material assets or property except (i) pursuant to existing contracts or commitments and (ii) in the ordinary course consistent with past practices;

          (d) effect any direct or indirect redemption, purchase or other acquisition of any Company Securities, or declare, set aside or pay any dividend or make any other distribution of assets of any kind whatsoever with respect to any Company Securities;

          (e) issue any securities;

          (f) lend to or borrow any money from any Person in excess of $5,000;

          (g) make any single capital expenditure in excess of $25,000;

          (h) terminate or amend any material contract; or

          (i) agree or commit to do any of the foregoing.

The Company will not (i) take or agree or commit to take any action that would make any representation and warranty of the Company or Sellers under this Agreement on the date of its execution and delivery inaccurate in any respect at, or as of any time prior to, the Closing Date or
(ii) omit or agree or commit to omit to take any action necessary to prevent any such representation or warranty from being inaccurate in any respect at any such time.

     6.02. ACCESS TO INFORMATION. From the date hereof until the Closing Date, the Company (a) will give, Buyer, its counsel, financial advisors, financing sources, auditors and other authorized representatives (at reasonable times and upon reasonable notice) full access to the offices, properties, books and records of the Company (b) will furnish, and will cause the Company to furnish Buyer, its counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information relating to the Company as such Persons may reasonably request and (c) will instruct the employees, counsel and financial advisors of the Company to cooperate with Buyer in its investigation of the Company. Buyer acknowledges that it has had adequate opportunity to review the business and affairs of the Company and to speak with and ask questions of Sellers and other key employees of the Company. As of the date hereof, Buyer does not have any knowledge (as defined in Section 11.03(d)) of any breach of representation or warranty of the Company or Sellers contained herein.

     6.03. NOTICES OF CERTAIN EVENTS. The Company will promptly notify Buyer of:

          (i) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

          (ii) any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement; and

          (iii) any actions, suits, claims, investigations or proceedings commenced or, to its knowledge threatened against, relating to or involving or otherwise affecting the Company disclosed pursuant to Section 3.11 or that relate to the consummation of the transactions contemplated by this Agreement.

     6.04. RESIGNATIONS. The Company will deliver to Buyer the resignations of all officers and directors, other than Sellers, of the Company from their positions with the Company at or prior to the Closing Date, unless otherwise specified by Buyer. Sellers will continue to serve as trustees of the Company's Profit Sharing Plan until receipt of a determination letter from the IRS and final distribution of the assets of such Profit Sharing Plan.

     6.05. NO NEGOTIATIONS WITH THIRD PARTIES. From the date hereof until the earlier of the Closing Date or the date on which this Agreement is terminated, neither the Company, nor any of its respective agents or representatives, shall, directly or indirectly, encourage, solicit or engage in any discussions or negotiations with, or provide any information to, any Person or group concerning the possible acquisition by such third party of all or any part of the business of the Company, whether by purchase of assets, stock, merger or otherwise, other than as contemplated or permitted by this Agreement. The Company and each Seller agree promptly to notify Buyer of interest by any Person with respect to any such possible acquisition.

     6.06. CONFIDENTIALITY. The Company, and Sellers and their Affiliates, will hold, and will use their best efforts to cause their respective officers, directors, employees, accountants, counsel, consultants, advisors and agents to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all confidential documents and information concerning Buyer furnished to the Company, or to Sellers or their Affiliates, in connection with the transactions contemplated by this Agreement, and (after the Closing Date) all confidential documents and information concerning the Company, except to the extent that such information can be shown to have been (i) previously known on a nonconfidential basis by Sellers, (ii) in the public domain through no fault of Sellers or (iii) later lawfully acquired by Sellers from sources other than the Company or Buyer; PROVIDED that Sellers may disclose such information to their respective officers, directors, employees, accountants, counsel, consultants, advisors and agents in connection with the transactions contemplated by this Agreement so long as such persons are informed by Sellers of the confidential nature of such information and are directed by Sellers to treat such information confidentially. The obligation of the Company, and Sellers and their Affiliates, to hold any such information in confidence shall be satisfied if they exercise the same care with respect to such information as they would take to preserve the confidentiality of their own similar information. If this Agreement is terminated, the Company, and Sellers and their Affiliates, will, and will use their best efforts to cause their respective officers, directors, employees, accountants, counsel, consultants, advisors and agents to, destroy or deliver to Buyer, upon request, all documents and other materials, and all copies thereof, obtained by the Company, or by Sellers or their Affiliates, or on their behalf from Buyer in connection with this Agreement that are subject to such confidence.

     6.07. CONTINUING DISCLOSURE. Prior to the Closing, the Company and Sellers shall have the continuing obligation promptly to advise Buyer with respect to any matter hereafter arising or discovered that, if existing or known at the date of this Agreement, would have been required to be set forth or described in a schedule to this Agreement, or that constitutes a breach or prospective breach of this Agreement by the Company or a Seller. The delivery of any such notice shall not affect Buyer's remedies hereunder.

     6.08 CERTAIN TAX MATTERS. At the Buyer's option, Sellers will join with the Buyer in making an election under Section 338(h)(10) of the Code, and any corresponding elections under state, local or foreign tax law (collectively a "Section 338(h)(10) Election"). The Sellers will cooperate to take all necessary actions to effect the Section 338(h)(10) Election. Buyer will be responsible for preparation and delivery of Form 8023 within a reasonable period of time following the Closing Date for Sellers' signature. Sellers shall provide Buyer with reasonable access to Tax information necessary to evaluating whether or not to make a Section 338(h)(10) Election. Buyer shall reimburse Sellers for any sales or use tax imposed on Sellers by the California State Board of Equalization as a result of a Section 338(h)(10) Election in connection with this transaction.

                                   ARTICLE VII

                               COVENANTS OF BUYER

     7.01 CONFIDENTIALITY. Buyer agrees that prior to the Closing Date and after any termination of this Agreement, Buyer and its Affiliates will hold, and will use their best efforts to cause their respective officers, directors, employees, accountants, counsel, consultants, advisors and agents to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all confidential documents and information concerning the Company furnished to Buyer or its Affiliates in connection with the transactions contemplated by this Agreement, except to the extent that such information can be shown to have been (i) previously known on a nonconfidential basis by Buyer, (ii) in the public domain through no fault of Buyer or (iii) later lawfully acquired by Buyer from sources other than the Company; PROVIDED that Buyer may disclose such information to its officers, directors, employees, accountants, counsel, consultants, advisors and agents in connection with the transactions contemplated by this Agreement and to its financing sources in connection with obtaining the financing for the transactions contemplated by this Agreement (unless the Company or Sellers in their transmittal of such information reasonably expressly identify a narrower class of recipients, in which case the dissemination of such information shall be limited to such designated recipients) so long as such Persons are informed by Buyer of the confidential nature of such information and are directed by Buyer to treat such information confidentially. The obligation of Buyer and its Affiliates to hold any such information in confidence shall be satisfied if the exercise the same care with respect to such information as they would take to preserve the confidentiality of their own similar information. If this Agreement is terminated, Buyer and its Affiliates will, and will use their best efforts to cause their respective officers, directors, employees, accountants, counsel, consultants, advisors and agents to, destroy or deliver to Sellers, upon request, all documents and other materials, and all copies thereof, obtained by Buyer or its Affiliates or on their behalf from a Seller or the Company in connection with this Agreement that are subject to such confidence.

     7.02 SALES AND OTHER RESOURCES. Buyer agrees that through the end of the year 2000, it will devote sales and other resources that Buyer believes in Buyer's good faith reasonable discretion is sufficient to support and promote the Company in the manner generally described in the business plan developed by Sellers attached hereto as SCHEDULE 7.02.

                                  ARTICLE VIII

                            COVENANTS OF ALL PARTIES

     The parties hereto agree that:

     8.01. BEST EFFORTS. Subject to the terms and conditions of this Agreement, each party will use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary or desirable under applicable laws and regulations to consummate the transactions contemplated by this Agreement. Sellers and Buyer each agree, and Sellers, prior to the Closing, and Buyer, after the Closing, agree to cause the Company, to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be reasonably necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this Agreement.

     8.02. CERTAIN FILINGS. The Company, Sellers and Buyer shall cooperate with each other (a) in determining whether any action by or in respect of, or filing with, any governmental body, agency, official or authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement and (b) in taking such actions or making any such filings, furnishing information required in connection therewith and seeking timely to obtain any such actions, consents, approvals or waivers.

     8.03. PUBLIC ANNOUNCEMENTS. The parties agree to consult with each other before issuing any press release or making any public statement with respect to this Agreement or the transactions contemplated hereby and, except as may be required by applicable law or any listing agreement with any national securities exchange, will not issue any such press release or make any such public statement prior to such consultation.

     8.04 TAXES. (a) Each party to this Agreement shall provide, at the request of any other party, and upon reasonable prior notice to such other party (at the expense of such other party) reasonable access to information, books, records and documents which are reasonably required by such other party in connection with (i) the preparation of any Tax Return, (ii) any determination of liability for Taxes or (iii) any audit, examination or other proceeding in respect of Taxes.

          (b) In the event that a Section 338(h)(10) Election is made, Buyer and Sellers agree (i) to allocate the "modified ADSP" (within the meaning of Treasury Regulation Section 1.338(h)(10)-1(f)) in accordance with SCHEDULE 8.04 and (ii) to not take any position on any Tax Return, audit, suit or proceeding inconsistent with such allocation.

                                   ARTICLE IX

                                EMPLOYEE BENEFITS

     9.01. EMPLOYEE BENEFITS DEFINITIONS. The following terms, as used herein, having the following meanings:

     "BENEFIT ARRANGEMENT" means each employment, severance or other similar contract, arrangement or policy (written or oral) and each plan or arrangement (written or oral) providing for severance benefits, insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits or for deferred compensation, profit-sharing, bonuses, stock options, stock appreciation rights or other forms of incentive compensation or post-retirement insurance, compensation or benefits which (i) is not an Employee Plan, (ii) is entered into, maintained or contributed to, as the case may be, by the Company or any of its ERISA Affiliates and (iii) covers any employee or former employee of the Company.

     "EMPLOYEE PLANS" means each "employee benefit plan", as such term is defined in Section 3(3) of ERISA, that (i) is subject to any provision of ERISA and (ii) is maintained or contributed to by the Company or any of its ERISA Affiliates, as the case may be.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA AFFILIATE" of any entity means any other entity that, together with such entity, would be treated as a single employer under Section 414 of the Code.

     "MULTIEMPLOYER PLAN" means each Employee Plan that is a multiemployer plan, as defined in Section 3(37) of ERISA.

     9.02. ERISA REPRESENTATIONS. The Company and each Seller, jointly and severally, hereby represent and warrant to Buyer that:

          (a) SCHEDULE 9.02 lists each Employee Plan that covers any employee of the Company, copies or descriptions of all of which have previously been made available or furnished to Buyer. With respect to each Employee Plan, the Company has provided the most recently filed Form 5500 and an accurate summary description of such plan. The Company has provided Buyer with complete age, salary, service and related data as of the most recent practicable date for employees of the Company.

          (b) SCHEDULE 9.02 also includes a list of each Benefit Arrangement of the Company, copies or descriptions of which have been made available or furnished previously to Buyer.

          (c) None of the Employee Plans or other arrangements listed on
SCHEDULE 9.02 covers any non-United States employee or former employee of the Company.

          (d) No "prohibited transaction", as defined in Section 406 of ERISA or
Section 4975 of the Code, has occurred with respect to any Employee Plan.

          (e) No Employee Plan is a Multiemployer Plan and no Employee Plan is subject to Title IV of ERISA. The Company and its Affiliates have not incurred, nor do they reasonably expect to incur, any liability under Title IV ERISA arising in connection with the termination of any plan covered or previously covered by Title IV of ERISA.

          (f) Each Employee Plan which is intended to be qualified under Section 401(a) of the Code is so qualified and has been so qualified during the period from its adoption to date, and each trust forming a part thereof is exempt from tax pursuant to Section 501(a) of the Code. The Company has furnished to Buyer a copy of the most recent Internal Revenue Service determination letter with respect to each such plan. Each Employee Plan has been maintained in material compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations, including but not limited to ERISA and the Code, which are applicable to such plan.

          (g) Each Benefit Arrangement has been maintained in substantial compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations which are applicable to such Benefit Arrangement.

          (h) With respect to the employees and former employees of the Company, there are no employee post-retirement medical or health plans in effect, except as required by Section 4980B of the Code.

          (i) Except as disclosed on SCHEDULE 9.02(i), all contributions and payments accrued under each Employee Plan and Benefit Arrangement, determined in accordance with prior funding and accrual practices, as adjusted to include proportional accruals for the period ending on the Closing Date, will be discharged and paid on or prior to the Closing Date. Except in connection with termination of the Company's Profit Sharing Plan or as disclosed in writing to Buyer prior to the date hereof, there has been no amendment to, written interpretation of or announcement (whether or not written) by the Company or any of its ERISA Affiliates relating to, or change in employee participation or coverage under, any Employee Plan or Benefit Arrangement that would increase materially the expense of maintaining such

Employee Plan or Benefit Arrangement above the level of the expense incurred in respect thereof for the fiscal year ended prior to the date hereof.

          (j) No tax under Section 4980B or Section 4980D of the Code has been incurred in respect of any Employee Plan that is a group health plan, as defined in Section 5000(b)(1) of the Code.

          (k) No employee of the Company will become entitled to any bonus, retirement, severance or similar benefit or enhanced benefit solely as a result of the transactions contemplated hereby.

     9.03. NO THIRD PARTY BENEFICIARIES. No provision of this Article IX shall create any third party beneficiary or other rights in any employee or former employee (including any beneficiary or dependent thereof) of the Company in respect of continued employment (or resumed employment) with the Company and no provision of this Article IX shall create any such rights in any such Persons in respect of any benefits that may be provided, directly or indirectly, under any Employee Plan or Benefit Arrangement or any plan or arrangement that may be established by Buyer or any of its Affiliates. No provision of this Agreement shall constitute a limitation on rights to amend, modify or terminate after the Closing Date any Employee Plan or Benefit Arrangement.

                                    ARTICLE X

                              CONDITIONS TO CLOSING

     10.01. CONDITIONS TO THE OBLIGATIONS OF EACH PARTY. The obligations of Buyer, the Company and Sellers to consummate the Closing are subject to the satisfaction of the following conditions:

          (a) No proceeding challenging this Agreement or the transactions contemplated hereby or seeking to prohibit, alter, prevent or materially delay the Closing shall have been instituted by any Person before any court, arbitrator, or governmental body, agency, or official and be pending.

          (b) Each other party shall have executed and delivered each of the Ancillary Agreements to be entered into by it at Closing, in each case substantially in the form attached as an exhibit to this Agreement.

     10.02. CONDITIONS TO OBLIGATION OF BUYER. The obligation of Buyer to consummate the Closing is subject to the satisfaction of the following further conditions:

          (a)(i) the Company and each Seller shall have performed in all material respects all of his or its obligations hereunder required to be performed on or prior to the Closing Date, (ii) the representations and warranties of the Company and each Seller contained in this Agreement at the time of its execution and delivery and in any certificate or other writing delivered by the Company or a Seller pursuant hereto, shall be true at and as of the Closing Date, as if made at and as of such date with only such additional exceptions as would not in the aggregate reasonably be expected to have a Material Adverse Effect and (iii) Buyer shall have received a certificate signed by the President of the Company and by each Seller to the foregoing effect.

          (b) No court, arbitrator or governmental body, agency or official shall have issued any order, and there shall not be any statute, rule or regulation, restraining the effective operation by Buyer of the business of the Company after the Closing Date, and no proceeding challenging this Agreement or the transactions contemplated hereby or seeking to prohibit, alter, prevent or materially delay the Closing shall have been instituted by any Person before any court, arbitrator or governmental body, agency or official and be pending.

          (c) Buyer shall have received an opinion of Sellers' Counsel, dated the Closing Date, reasonably satisfactory to the Buyer in form and substance and including representations as set forth on EXHIBIT 10.02(c). In rendering such opinion, such counsel may rely upon certificates of public officers, as to matters governed by the laws of jurisdictions other than California or the federal laws of the United States of America, upon opinions of counsel reasonably satisfactory to Buyer, copies of which shall be contemporaneously delivered to Buyer, and as to matters of fact, upon certificates of officers of Seller, the Company and the Subsidiaries.

          (d) The Company shall have received all consents, authorizations or approvals from the governmental agencies referred to in Section 3.03(a), in each case in form and substance reasonably satisfactory to Buyer, and no such consent, authorization or approval shall have been revoked.

          (e) Sellers shall have entered into a Subordination and Intercreditor Agreement with Silicon Valley Bank and Buyer, and Silicon Valley Bank shall have consented to the acquisition of the Shares by Buyer.

          (f) Buyer shall have received all other closing documents specified in
Section 2.02 of this Agreement and all other closing documents that it may reasonably request, all in form and substance reasonably satisfactory to Buyer.

     10.03. CONDITIONS TO OBLIGATION OF SELLERS. The obligation of Sellers to consummate the Closing is subject to the satisfaction of the following further conditions:

          (a)(i) Buyer shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Closing Date, (ii) the representations and warranties of Buyer contained in this Agreement at the time of its execution and delivery and in any certificate or other writing delivered by Buyer pursuant hereto shall be true in all material respects at and as of the Closing Date, as if made at and as of such date and
(iii) Sellers shall have received a certificate signed by the President of Buyer to the foregoing effect.

          (b) No proceeding challenging this Agreement or the transactions contemplated hereby or seeking to prohibit, alter, prevent or materially delay the Closing shall have been instituted by any Person before any court, arbitrator or governmental body, agency or official and be pending.

          (c) Sellers shall have received all items specified in Section 2.02 of this Agreement and all other closing documents that they may reasonably request, all in form and substance reasonably satisfactory to them.

                                   ARTICLE XI

                            SURVIVAL; INDEMNIFICATION

     11.01. SURVIVAL. The covenants, agreements, representations and warranties of the parties hereto contained in this Agreement or in any certificate or other writing delivered pursuant hereto or in connection herewith shall survive the Closing until June 30, 1999, in the case of Section 6.06 and Section 7.01, indefinitely, and in the case of the covenants, agreements, representations and warranties contained in Sections 3.18 and Article IX, until expiration of the applicable statutory period of limitations (giving effect to any waiver, mitigation or extension thereof), if later. Notwithstanding the preceding sentence, any covenant, agreement, representation or warranty in respect of which indemnity may be sought under Section 11.02 shall survive the time at which it would otherwise terminate pursuant to the preceding sentence, if notice of the inaccuracy or breach thereof giving rise to such right to indemnity shall have been given to the party against whom such indemnity may be sought prior to such time.

     11.02. INDEMNIFICATION. (a) Each Seller, jointly and severally, hereby indemnifies Buyer and, effective at the Closing, without duplication, the Company against and agrees to hold them harmless from any and all damage, loss, liability and expense (including without limitation reasonable expenses of investigation and reasonable attorneys' fees and expenses in connection with any action, suit or proceeding) ("Damages") incurred or suffered by Buyer and the Company proximately caused by any misrepresentation or breach of warranty, covenant or agreement made or to be performed by the Company prior to the Closing or a Seller pursuant to this Agreement (other than the representations, warranties and covenants and agreements of Sellers contained in Articles II and
IV); PROVIDED that Sellers shall not be liable under this Section 11.02(a) unless the aggregate amount of Damages with respect to all matters referred to in this Section 11.02(a) exceeds $50,000 and then only to the extent of such excess; PROVIDED, further that the maximum aggregate liability of Sellers under this Agreement for any misrepresentation, breach of any representation, warranty or other covenant or any other matter (other than the covenants and agreements contained in Articles II and IV) shall not exceed $3,000,000.

          (b) Each Seller hereby jointly and severally indemnifies Buyer and, effective at the Closing, without duplication, the Company against and agrees to hold them harmless from and against all Damages incurred or suffered by Buyer or the Company arising out of any breach of any covenant or agreement of such Seller contained in Article II or the inaccuracy or breach of any representation, warranty, covenant or agreement made by such Seller contained in
Article IV; PROVIDED that the maximum aggregate liability of the Sellers under this Agreement for any misrepresentation, breach of any representation, warranty or other covenant contained in Articles II and IV shall be limited to the Purchase Price.

          (c) Buyer hereby indemnifies each Seller against and agrees to hold him harmless from any and all Damages incurred or suffered by Sellers and proximately caused by any misrepresentation or breach of warranty, covenant or agreement made or to be performed by Buyer pursuant to this Agreement (other than pursuant to Articles II and VIII); PROVIDED that (i) Buyer shall not be liable under this Section 11.02(c) unless the aggregate amount of Damages with respect to all matters referred to in this Section 11.02(c) exceeds $50,000 and then only to the extent of such excess; PROVIDED FURTHER that the maximum aggregate liability of Buyer under this Agreement for any breach of any representation, warranty or other covenant or any other matter (other than the covenants and agreements pursuant to Articles II and VIII) shall not exceed $3,000,000.

          (d) Sellers shall have no right of indemnification, contribution or subrogation against the Company with respect to any indemnification by any Seller or Sellers under this Section 11.02 if the transactions contemplated by this Agreement are consummated. Sellers shall have a right of contribution against each other with respect to amounts actually paid pursuant to this
Section 11.02, but such right of contribution shall in no way limit or affect Buyer's and the Company's rights contained in this Article XI. Notwithstanding the foregoing, each Seller shall have the right to be indemnified by the Company to the maximum extent permitted by the Company's Articles of Incorporation and Bylaws and to the fullest extent of California law in connection with any claim, loss, liability, cost or damage arising out of or in connection with any act or omission by such Seller in his capacity as an officer or director of the Company prior to the Closing, except to the extent such claim, loss, liability, cost or damage has been proximately caused by any breach of any representation, warranty, covenant or agreement of such Seller contained in this Agreement.

     11.03. PROCEDURES; NO WAIVER. (a) The party seeking indemnification under
Section 11.02 (the "Indemnified Party") agrees to give prompt notice to the party against whom indemnity is sought (the "Indemnifying Party") of the assertion of any claim, or the commencement of any suit, action or proceeding in respect of which indemnity may be sought under such Section. The Indemnifying Party may, and at the request of the Indemnified Party shall, participate in and control the defense of any third party suit, action or proceeding at its own expense. The Indemnifying Party shall not be liable under Section 11.02 for any settlement effected without its consent of any claim, litigation or proceeding in respect of which indemnity may be sought hereunder.

          (b) No waiver of a closing condition by either Buyer or Seller shall limit its rights under Section 11.02.

          (c) After the Closing, this Article XI shall provide the exclusive remedy (other than injunctive relief) for any misrepresentation or inaccuracy, breach of warranty, covenant or other agreement or other claims arising out of this Agreement or the transactions contemplated thereby.

          (d) Notwithstanding anything to the contrary contained herein, in any proceeding in which Buyer is bringing an indemnity claim against Sellers pursuant to Section 11.02(a) above (a "SECTION 11.02(a) Claim"), it shall be a defense of Sellers and Sellers shall not be required to provide any indemnification pursuant to such Section 11.02(a) Claim to the extent Sellers demonstrate, by a preponderance of the evidence, that Rory J. Cowan or Stephen
J. Lifshatz had knowledge as of the date of this Agreement of the misrepresentation or breach of warranty, covenant or agreement giving rise to such Section 11.02(a) Claim. For purposes of this Section 11.03(d), Rory Cowan or Stephen Lifshatz shall be deemed to have knowledge of any misrepresentation or breach of warranty, covenant or agreement if as of the date of this Agreement
(i) he had actual knowledge of such misrepresentation or breach, or (ii) based upon the information in his possession, a reasonable person under similar circumstances should have known of such misrepresentation or breach.

          (e) Notwithstanding anything to the contrary contained herein, in any proceeding in which a Seller is bringing an indemnity claim against Buyer pursuant to Section 11.02(c) above (a

"SECTION 11.02(c) CLAIM"), it shall be a defense of Buyer and Buyer shall not be required to provide any indemnification pursuant to such Section 11.02(c) Claim to the extent Buyer demonstrates, by a preponderance of the evidence, that Steven Nemzer or Marc Porter Zasada had knowledge as of the date of this Agreement of the misrepresentation or breach of warranty, covenant or agreement giving rise to such Section 11.02(c) Claim. For purposes of this Section 11.03(e), Steven Nemzer or Marc Porter Zasada shall be deemed to have knowledge of any misrepresentation or breach of warranty, covenant or agreement if as of the date of this Agreement (i) he had actual knowledge of such misrepresentation or breach, or (ii) based upon the information in his possession, a reasonable person under similar circumstances should have known of such misrepresentation or breach.

                                   ARTICLE XII

                                   TERMINATION

     12.01. GROUNDS FOR TERMINATION. This Agreement may be terminated at any time prior to the Closing:

          (i) by written agreement of Sellers and Buyer;

          (ii) by either Sellers or Buyer if the Closing shall not have been consummated on or before January 12, 1999;

          (iii) by either Sellers or Buyer in the event of a material breach by the other of the breaching party's covenants, representations and warranties contained herein; or

          (iv) by either Sellers or Buyer if there shall be any law or regulation that makes consummation of the transactions contemplated hereby illegal or otherwise prohibited or if consummation of the transactions contemplated hereby would violate any nonappealable final order, decree or judgment of any court or governmental body having competent jurisdiction.

     The party desiring to terminate this Agreement pursuant to clauses (ii),
(iii), or (iv) shall give notice of such termination to the other parties.

     12.02. EFFECT OF TERMINATION. If this Agreement is terminated as permitted by Section 12.01, such termination shall be without liability of either party (or any shareholder, director, officer, employee, agent, consultant or representative of such party) to the other party to this Agreement; PROVIDED that if such termination shall result from the willful failure of any party to fulfill a condition to the performance of the obligations of another party or to perform a covenant of this Agreement or from a willful breach by any party to this Agreement, such party shall be fully liable for any and all Damages incurred or suffered by the other parties as a result of such failure or breach. The provisions of Sections 6.06, 7.01 and 13.03 shall survive any termination hereof pursuant to Section 12.01.

                                  ARTICLE XIII

                                  MISCELLANEOUS

     13.01. NOTICES. All notices, requests and other communications to either party hereunder shall be in writing (including telecopy or similar writing) and shall be given,

     if to Buyer, to:

          Rory J. Cowan
          Lionbridge Technologies Holdings, Inc.
          950 Winter Street, Suite 4300
          Waltham, MA  02154
          Telecopy: (781) 890-3122

     with a copy to:

          George W. Lloyd, Esq.
          Testa, Hurwitz & Thibeault, LLP
          High Street Tower
          125 High Street
          Boston, MA 02110
          Telecopy: (617) 248-7100

     if to the Company or a Seller, to each of:

          Steven Nemzer
          3420 Ocean Park Boulevard
          Suite 2030
          Santa Monica, CA 90405
          Telecopy: (310) 450-1571

          and

          Marc Porter Zasada
          3420 Ocean Park Boulevard
          Suite 2030
          Santa Monica, CA 90405
          Telecopy: (310) 450-1571

     with a copy to:

          Ronald W. Buckly, Esq.
          Bryan Cave, LLP
          120 Broadway
          Suite 300
          Santa Monica, CA 90401
          Telecopy: (310) 576-2200

     13.02. AMENDMENTS; NO WAIVERS. (a) Any provision of this Agreement may be amended or waived prior to the Closing Date if, and only if, such amendment or waiver is in writing and signed by Buyer, the Company and Sellers.

          (b) No failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     13.03. EXPENSES. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense (including without limitation the fees and expenses of the Company's and Sellers' financial, legal, and accounting advisors); provided, however, that, if the Closing shall occur, all such costs and expenses in excess of $36,000 incurred by the Company, whether or not paid by the Company prior to Closing, shall be paid or reimbursed by Sellers.

     13.04. SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; PROVIDED that no party may assign, delegate or otherwise transfer any of his or its rights or obligations under this Agreement without the consent of the other parties hereto, except that Buyer may transfer or assign, in whole or from time to time in part, to one or more of its Affiliates, the right to purchase all or a portion of the Shares, but no such transfer or assignment will relieve Buyer of its obligations hereunder, and Buyer may collaterally assign its rights to receive payments pursuant to Article XI hereof.

     13.05. FURTHER ASSURANCES. From time to time after the Closing, at the request of Buyer and without further consideration, Sellers will execute and deliver to Buyer such other documents, and take such other action, as Buyer may reasonably request in order to consummate more effectively the transactions contemplated hereby and to vest in Buyer good, valid and marketable title to the Shares.

     13.06. GOVERNING LAW. This Agreement and the Ancillary Agreements shall be construed in accordance with and governed by the law of the Commonwealth of Massachusetts, without regard to the conflicts of law rules of such state.

     13.07. COUNTERPARTS; EFFECTIVENESS. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other parties hereto.

     13.08. ENTIRE AGREEMENT. This Agreement and the Ancillary Agreements constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements, understandings and negotiations, both written and oral, between the parties with respect to the subject matter hereof. No representation, inducement, promise, understanding, condition or warranty not set forth herein has been made or relied upon by either party hereto. Neither this Agreement nor any provision hereof is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

     13.09. CAPTIONS. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

     13.10. JURISDICTION. Sellers agree that if they bring suit against Buyer to enforce their rights under this Agreement or the Ancillary Agreements, they shall file such suit in the courts of the Commonwealth of Massachusetts or any federal court sitting therein. Buyer agrees that if it brings suit against Sellers or either of them to enforce its rights under this Agreement or the Ancillary Documents, it shall file such suit in Los Angeles County in the State of California.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

          IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                              LIONBRIDGE TECHNOLOGIES HOLDINGS, INC.


                              By /s/ Rory J. Cowan
                                 --------------------------------


                              VERITEST, INC.


                              By /s/ Steven Nemzer
                                 --------------------------------
                                 Title:  President


                              SELLERS:


                              /s/ Steven Nemzer
                              -----------------------------------
                              Steven Nemzer


                              /s/ Marc Porter Zasada
                              -----------------------------------
                              Marc Porter Zasada

                                    VERITEST, INC.

                             STOCK PURCHASE AGREEMENT

                           Index to Exhibits and Schedules
                           -------------------------------

Exhibits:
---------

Exhibit A - Form of Employment Agreement
Exhibit B - Form of Employee Non-Disclosure and Developments Agreement Exhibit C - Form of Non-Competition Agreement
Exhibit D - Form of Promissory Note
Exhibit 10.01(c) - Form of Bryan Cave Opinion

Schedules:
---------

Schedule 2.01 - List of Stockholders
Schedule 3.07 - Financial Statements
Schedule 3.08 - Certain Changes
Schedule 3.10 - Liabilities
Schedule 3.12 - Material Contracts
Schedule 3.14 - Permits
Schedule 3.16 - Intellectual Property
Schedule 3.19 - Tax Matters
Schedule 3.20 - Employees
Schedule 3.22 - Environmental Matters
Schedule 8.04 - Section 338(h)(10) Election
Schedule 9.02 - Employee Plans